Exhibit 4.1



                        State of Delaware

                Office of the Secretary of State

                --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF MERGER OF "ICN MERGER CORP.", CHANGING

ITS NAME FROM "ICN MERGER CORP." TO "ICN PHARMACEUTICALS, INC.",

FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 1994, AT

2:45 O'CLOCK P.M.





                            /s/ Edward J. Freel
                            -----------------------------------
                            Edward J. Freel, Secretary of State


                                   AUTHENTICATION:  7301583

                                             DATE:  11-15-94